Exhibit 10.1

November 26, 2023

RETENTION BONUS AGREEMENT

Dear [______________]:

In recognition of your past and future contributions to the success of Harpoon Therapeutics, Inc. (the “Company”), the Company is happy to inform you that you have been awarded a retention bonus in the amount of $[_________] (the “Retention Bonus”), subject to the terms and conditions set forth in this Retention Bonus Agreement (this “Agreement”). The Retention Bonus, if earned in accordance with the terms of this Agreement, shall be paid to you in two lump sum payment, with 50% of the Retention Bonus paid as soon as administratively practicable following May 26, 2024 and 50% of the Retention Bonus paid as soon as administratively practicable following November 26, 2024 (each, a “Payment Date”). In order for you to receive the Retention Bonus, you must remain employed by the Company on a full time basis and in good standing through the applicable Payment Date. Except as otherwise provided below, if you are not employed by the Company on a Payment Date, then you will forfeit the portion of the Retention Bonus that has not become payable. The Retention Bonus will be reduced by all applicable deductions and withholding taxes.

Notwithstanding the foregoing, if (a) your employment with the Company is terminated by the Company without Cause (but not for death or Disability) or by you for Good Reason (as the terms Cause, Disability and Good Reason are defined below), or (b) a Change in Control occurs, in each case prior to a Payment Date, then you shall be paid the unpaid portion of the Retention Bonus in a lump sum payment on the first payroll date after your termination of employment or the consummation of the Change in Control, as the case may be.

For purposes of this Agreement, the terms “Cause,” “Change in Control,” “Disability,” and “Good Reason” are defined as follows:

“Cause” shall have the meaning set forth in your employment agreement.

“Change in Control” shall have the meaning set forth in the Company’s 2019 Equity Incentive Plan.

“Disability” shall have the meaning set forth in the Company’s 2019 Equity Incentive Plan.

“Good Reason” shall have the meaning set forth in your employment agreement.

By executing this Agreement, you agree that you will cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purpose of this Agreement and the transactions contemplated hereby.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. This Agreement may be executed in counterparts, each of which shall be treated as an original.

(Signature pages follow)

We are very pleased to provide you with the Retention Bonus as a reward for your valuable service to the Company.

Sincerely,

Harpoon Therapeutics, Inc.

By:
	Name:	[_________]
	Title:	[_________]

Name:		[___________]

[Signature Page to Retention Bonus Agreement]